UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Outdoor Holding Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7681 East Gray Road

Scottsdale, Arizona 85260

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 29, 2025

APPOINTMENT OF PROXY SOLICITOR

On July 14, 2025, Outdoor Holding Company (the “Company”) filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) for the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of to be held on Friday, August 29, 2025. Subsequent to the filing of Proxy Statement, the Company engaged D.F. King & Co., Inc. (“D.F. King”) to act as the Company's proxy solicitor to assist the Company in vote monitoring and to, on an as needed basis, engage in proxy solicitation related to the proposals set forth in the Proxy Statement to be voted upon at the Annual Meeting, and at any adjournments or postponements thereof. The Company agreed to pay D.F. King $12,500 and reimburse D.F. King for its reasonable and documented costs and expenses incurred in connection with such services. The Company also agreed to indemnify D.F. King against certain claims arising in connection with any proxy solicitation.

This supplement should be read in conjunction with the Proxy Statement. Except as specifically supplemented by the information contained in this supplement, all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.